UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

FRESENIUS KABI PHARMACEUTICALS

HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34172	98-0589183
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Else-Kroener-Strasse 1
61352 Bad Homburg v.d.H.
Germany
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2008, the Board of Directors of Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”) elected Perry W. Premdas, age 56, to serve as a director of the Company, effective as of December 18, 2008. Mr. Premdas was also appointed to serve on the audit committee of the Board of Directors.

Mr. Premdas served as the chief financial officer and a member of board management of Celanese AG from 1999 to 2004. From 1997 to 1998, Mr. Premdas served as a senior executive vice president and chief financial officer of Centeon LLC, a joint venture of Hoechst AG and Rhone Poulenc SA. Over his 30 year career in US and international operations, he has led the treasury, finance, audit and investor relations functions and had general manager, executive and board member roles in various wholly-owned and joint venture operations. Mr. Premdas holds a BA from Brown University and an MBA from the Harvard University Graduate School of Business. Mr. Premdas is also a director of Ferro Corporation, Compass Minerals International, Inc. and Balchem Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

By:	/s/ Richard J. Tajak
Richard J. Tajak Executive Vice President and Chief Financial Officer

Dated: December 23, 2008